                          RATIO OF EARNINGS TO CHARGES
                                 (in thousands)

                                                                         Three Months ended
                                                                              March 31,
                                                                     --------------------------
                           1993           1994           1995            1995            1996
                        ----------     ----------     ----------     ----------      ----------
Fixed charges           $      -       $      -       $       46     $        -      $      308
                        ----------     ----------     ----------     ----------      ----------
                               -              -               46              -             308
                        ----------     ----------     ----------     ----------      ----------

Earnings                       -              -            3,227              -           1,110
Add back:
     Income taxes              -              -            2,861              -           1,081
                        ----------     ----------     ----------     ----------      ----------
                                                           6,088              -           2,191
Ratio of earnings to
fixed charges           $      -       $      -       $   133.35     $        -      $     8.11
                        ==========     ==========     ==========     ==========      ==========

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